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                                                                 Exhibit 99.2


CONTACT: MARC SANDERS
Director of Marketing
Phone: 610.668.4700       www.royalbankamerica.com     ROYAL BANK AMERICA
Fax:   610.668.3670       www.royalasianbank.com
                          www.mortgagephilly.com       MEDIA RELEASE
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        ROYAL BANK AMERICA'S EQUITY DIVISION REALIZES $16.7 MILLION GAIN

(NARBERTH, PA) - October 20, 2005 - Royal Bank America's President & CEO Joseph
P. Campbell announced today that the Bank's revenue will be increased by approximately $16.7 million this year, resulting from the sale of two equity positions held by its Royal Investments America division.

Royal's equity division partnered to provide financing for two real estate transactions in South Jersey whose sale will contribute close to $11 million after taxes towards Royal's bottom line.

Royal Bancshares of Pennsylvania (NASDAQ: RBPAA), headquartered in Narberth, Pennsylvania, is the parent company of Royal Bank America and has $1.3 billion in assets. For more information on Royal's Mezz/Equity Lending Solutions, contact Murray Stempel or John Decker at 610-668-4700 or visit www.mezzandequity.com.